BYLAWS

OF

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC.

ARTICLE 1
Name, Fiscal Year

1.01 The name of this Corporation shall be Principal Variable Contracts Funds, Inc. Except as otherwise from time to time provided by the board of directors, the fiscal year of the Corporation shall begin January 1 and end December 31.

ARTICLE 2
Stockholders' Meetings

2.01 Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Maryland, as is stated in the notice of meeting.

2.02 Annual Meetings. The Board of Directors of the Corporation shall determine whether or not an annual meeting of stockholders shall be held. In the event that an annual meeting of stockholders is held, such meeting shall be held on the first Tuesday after the first Monday of April in each year or on such other day during the 31-day period following the first Tuesday after the first
Monday of April as the directors may determine.

2.03 Special Meetings. Special meetings of the stockholders shall be held whenever called by the chairman of the board, the president or the board of directors, or when requested in writing by 10%
of the Corporation’s outstanding shares.

2.04 Notice of Stockholders' Meetings. Notice of each stockholders' meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given by mailing such notice to each stockholder of record at his address as it appears on the records of the
Corporation not less than 10 nor more than 90 days prior to the date of the meeting. Any meeting at which all stockholders entitled to vote are present either in person or by proxy or of which those not present have waived notice in writing shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as herein provided.

2.05 Quorum. Except as otherwise expressly required by law, these bylaws or the Articles of
Incorporation, as from time to time amended, at any meeting of the stockholders the presence in person or by proxy of the holders of one-third of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, shall constitute a quorum, but a lesser interest may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

2.06 Proxies and Voting Stockholders of record may vote at any meeting either in person or by written proxy signed by the stockholder or by the stockholder's duly authorized attorney-in-fact dated not more than eleven months before the date of exercise, which shall be filed with the Secretary of the meeting before being voted. Each stockholder shall be entitled to one vote for each share of stock held, and to a fraction of a vote equal to any fractional share held.

2.07 Stock Ledger. The Corporation shall maintain at the office of the stock transfer agent of the Corporation, or at the office of any successor thereto as stock transfer agent of the Corporation, an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

ARTICLE 3
Board of Directors

3.01 Number, Service. The Corporation shall have a Board of Directors consisting of not less than three and no more than fifteen members. The number of Directors to constitute the whole board within the limits above-stated shall be fixed by the Board of Directors. The Directors may be chosen (i)
by stockholders at any annual meeting of stockholders held for the purpose of electing directors or at any meeting held in lieu thereof, or at any special meeting called for such purpose, or (ii) by the
Directors at any regular or special meeting of the Board to fill a vacancy on the Board as provided in these bylaws and Maryland General Corporation Law. Each director should serve until the next annual meeting of shareholders and until a successor is duly qualified and elected, unless sooner displaced.

3.02 Powers. The board of directors shall be responsible for the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the
Corporation the board of directors is hereby vested with all the powers possessed by the Corporation itself so far as this designation of authority is not inconsistent with the laws of the State of Maryland, but subject to the limitations and qualifications contained in the Articles of Incorporation and in these bylaws.

3.03 Executive Committee and Other Committees. The board of directors may elect from its members an executive committee of not less than three which may exercise certain powers of the board of directors when the board is not in session pursuant to Maryland law. The executive committee may make rules for the holding and conduct of its meetings and keeping the records thereof, and shall report its action to the board of directors.

The board of directors may elect from its members such other committees from time to time as it may desire. The number composing such committees and the powers conferred upon them shall be determined by the board of directors at its own discretion.

3.04 Meetings. Regular meetings of the board of directors may be held in such places within or without the State of Maryland, and at such times as the board may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the board of directors may be held at any time or place whenever called by the president or a majority of the directors, notice thereof being given by the secretary or the president, or the directors calling the meeting, to each director.
Special meetings of the board of directors may also be held without formal notice provided all directors are present or those not present have waived notice thereof.

3.05 Quorum. A majority of the members of the board of directors from time to time in office but in no event not less than one-third of the number constituting the whole board shall constitute a quorum for the transaction of business provided, however, that where the Investment Company Act of 1940 requires a different quorum to transact business of a specific nature, the number of directors so required shall constitute a quorum for the transaction of such business.

A lesser number may adjourn a meeting from time to time and the meeting may be held without further notice. When a quorum is present at any meeting a majority of the members present thereat shall decide any question brought before such meeting except as otherwise expressly required by law, the Articles of Incorporation or these bylaws.

3.06 Action by Directors Other than at a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of
Directors or committee.

3.07 Holding of Meetings by Conference Telephone Call. At any regular or special meeting, members of the Board of Directors or any committee thereof may participate by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE 4
Officers

4.01 Selection. The officers of the corporation shall be a chief executive officer, a president, one or more executive vice presidents, senior vice presidents or vice presidents, a secretary, a treasurer, a chief financial officer and a counsel. The board of directors may, if it so determines, also elect a chairman of the board. All officers shall be elected by the board of directors and shall serve at the pleasure of the board. The same person may hold more than one office except a person holding the offices of chief executive officer or president may not also hold the office of any vice president.

4.02 Eligibility. The chairman of the board, if any, and chief executive officer and the president shall be directors of the corporation. Other officers need not be directors.

4.03 Additional Officers and Agents. The board of directors may appoint one or more assistant vice presidents, assistant treasurers, assistant counsels or assistant secretaries and such other officers or agents as it may deem advisable, and may prescribe the duties thereof.

4.04 Chairman of the Board of Directors. The chairman of the board, if any, shall preside at all meetings of the board of directors at which the chairman is present. The chairman shall have such other authority and duties as the board of directors shall from time to time determine.

4.05 The Chief Executive Officer. The chief executive officer of the corporation shall be responsible for the general and active management of the business, affairs and property of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.
The chief executive officer shall preside at meetings of stockholders, and the board of directors unless a chairman of the board has been elected and is present.

4.06 The President. The President shall have such powers and perform such duties as may be assigned by the Board of Directors or the chief executive officer. In the absence or disability of the chief executive officer, unless the president is also serving as chief executive officer, the president shall perform and exercise the powers of the chief executive officer.

4.07 The Vice Presidents. The vice presidents shall respectively have such powers and perform such duties as may be assigned to them by the board of directors or the chief executive officer.
In the absence or disability of the chief executive officer and president, the vice presidents, in the order determined by the board of directors, shall perform the duties and exercise the powers of the chief executive officers and the president.

4.08 The Secretary. The secretary shall keep accurate minutes of all meetings of the stockholders and directors, and shall perform all duties commonly incident to that office and as provided by law and shall perform such other duties and have such other powers as the board of directors shall from time to time designate. In the absence of the secretary an assistant secretary or secretary pro tempore shall perform the duties of the office and have such other powers as the board of directors may from time to time designate.

4.09 The Treasurer. The treasurer shall, subject to the order of the board of directors and in accordance with any arrangements for performance of services as custodian, transfer agent or disbursing agent approved by the board, have the care and custody of the money, funds, securities, valuable papers and documents of the corporation, and shall have and exercise under the supervision of the board of directors all powers and duties commonly incident to the office and as provided by law.
The treasurer shall keep or cause to be kept accurate books of account of the corporation’s transactions which shall be subject at all times to the inspection and control of the board of directors. The treasurer shall deposit all funds of the corporation in such bank or banks, trust company or trust companies or such firm or firms doing a banking business as the board of directors shall designate. In the absence of the treasurer an assistant treasurer shall perform the duties of the office.

4.10 The Chief Financial Officer. The chief financial officer shall have such powers and duties as may be assigned by the Board of Directors, the president or the chief executive officer.

4.11 The Counsel. The counsel shall serve as the chief legal officer of the corporation and shall perform duties commonly incident to that office and shall perform such other duties and have such other powers as the board of directors may from time to time designate. In the absence of the counsel an assistant counsel shall perform the duties of the office.

4.12 The Controller. The controller shall be the chief accounting officer of the Corporation, and shall have and exercise under the supervision of the Board of Directors all powers and duties commonly incident to that office and as provided by law. In the absence of the controller an assistant controller shall perform the duties of the office.

ARTICLE 5
Vacancies

5.01 Removals. The stockholders may at any meeting called for the purpose, by vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote, remove from office any director and, unless the number of directors constituting the whole board is accordingly decreased, elect a successor. To the extent consistent with the Investment Company Act of 1940, the board of directors may by vote of not less than a majority of the directors then in office remove from office any director, officer or agent elected or appointed by them and may for misconduct remove any thereof elected by the stockholders.

5.02 Vacancies. If the office of any director becomes or is vacant by reason of death, resignation, removal, disqualification, an increase in the authorized number of directors or otherwise, the remaining directors may by vote of a majority of said directors choose a successor or successors who shall hold office for the unexpired term; provided that vacancies on the board of directors may be so filled only if, after the filling of the same, at least two-thirds of the directors then holding office would be directors elected to such office by the stockholders at a meeting or meetings called for the purpose. In the event that at any time less than a majority of the directors were so elected by the stockholders, a special meeting of the stockholders shall be called forthwith and held as promptly as possible and in any event within sixty days for the purpose of electing an entire new board of directors.

ARTICLE 6
Certificates of Stock

6.01 Certificates. The board of directors may adopt a policy of not issuing certificates except in extraordinary situations as may be authorized from time to time by an officer of the Corporation. If such a policy is adopted, a stockholder may obtain a certificate or certificates of the capital stock of the
Corporation owned by such stockholder only if the stockholder demonstrates a specific reason for needing a certificate. If issued, the certificate shall be in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Such certificates shall be signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. If such certificates are countersigned by a transfer agent or registrar other than the Corporation or an employee of the Corporation, the signatures of the aforementioned officers upon such certificates may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the
Corporation.

6.02 Replacement of Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or its legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

6.03 Stockholder Open Accounts. The Corporation may maintain or cause to be maintained for each stockholder a stockholder open account in which shall be recorded such stockholder's ownership of stock and all changes therein, and certificates need not be issued for shares so recorded in a stockholder open account unless requested by the stockholder and such request is approved by an officer.

6.04 Transfers. Transfers of stock for which certificates have been issued will be made only upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books. Transfers of stock evidenced by open account authorized by Section 6.03 will be made upon delivery to the Corporation or the transfer agent of the
Corporation of instructions for transfer or evidence of assignment or succession, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonably require.

6.05 Closing Transfer Books. The transfer books of the stock of the Corporation may be closed for such period (not to exceed 20 days) from time to time in anticipation of stockholders' meetings or the declaration of dividends as the directors may from time to time determine.

6.06 Record Dates. The board of directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent or for any other lawful purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date as fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

6.07 Registered Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

ARTICLE 7
Notices

7.01 Manner of Giving. Whenever under the provisions of the statutes or of the Articles of
Incorporation or of these bylaws notice is required to be given to any director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in a United States post office or letter box, in a postpaid sealed wrapper, addressed to each stockholder at such address as it appears on the books of the Corporation, or, in default to other address, to such stockholder at the General Post
Office in the City of Baltimore, Maryland, and, in the case of directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the secretary of the
Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

7.02	Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 8
General Provisions

8.01	Disbursement of Funds. All checks, drafts, orders or instructions for the payment of money and all notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

8.02 Voting of Stock in Other Corporations. Unless otherwise ordered by the board of directors, any officer or, at the direction of any such officer, any Manager shall have full power and authority to attend and act and vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, at of any such meeting may exercise any and all the rights and powers incident to the ownership of such stock. Any officer of this corporation or, at the direction of any such officer, any
Manager may execute proxies to vote shares of stock of other corporations standing in the name of this
Corporation.”

8.03	Execution of Instruments. Except as otherwise provided in these bylaws, all deeds, mortgages, bonds, contracts, stock powers and other instruments of transfer, reports and other instruments may be executed on behalf of the Corporation by the president or any vice president and by any other officer or agent authorized to act in such matters, whether by law, the Articles of Incorporation, these bylaws, or any general or special authorization of the board of directors. If the corporate seal is required, it shall be affixed by the secretary or an assistant secretary.

8.04	Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 9
Regulations

9.01	Investment and Related Matters. The Corporation shall not purchase or hold securities in violation of the investment restrictions enumerated in its then current prospectus and the registration statement or statements filed with the Securities and Exchange Commission pursuant to the Securities
Act of 1933 and the Investment Company Act of 1940, as amended, nor shall the Corporation invest in securities the purchase of which would cause the Corporation to forfeit its rights to continue to publicly offer its shares under the laws, rules or regulations of any state in which it may become authorized to so offer its shares unless, by specific resolution of the board of directors, the Corporation shall elect to discontinue the sale of its shares in such state.

9.02	Other Matters. When used in this section the following words shall have the following
meanings:	"Sponsor" shall mean any one or more corporations, firms or associations which have distributor's contracts in effect with this Corporation. "Manager" shall mean any corporation, firm or association which may at the time have an investment advisory contract with this Corporation.
(a) Limitation of Holdings by this Corporation of Certain Securities and of Dealings with
Officers or Directors. This Corporation shall not purchase or retain securities of any issuer if those officers and directors of the Fund or its Manager owning beneficially more than one-half of one per cent (0.5%) of the shares or securities of such issuer together own beneficially more than five per cent (5%) of such shares or securities; and each officer and director of this
Corporation shall keep the treasurer of this Corporation informed of the names of all issuers
(securities of which are held in the portfolio of this Corporation) in which such officer or director owns as much as one-half of one percent (1/2 of 1%) of the outstanding shares or securities and
(except in the case of a holding by the treasurer) this Corporation shall not be charged with knowledge of any such security holding in the absence of notice given if as aforesaid if this
Corporation has requested such information not less often than quarterly. The Corporation will not lend any of its assets to the Sponsor or Manager or to any officer or director of the Sponsor or Manager or of this Corporation and shall not permit any officer or director, and any officer or director of the Sponsor or Manager, to deal for or on behalf of the Corporation with himself as principal agent, or with any partnership, association or corporation in which he has a financial interest. Nothing contained herein shall prevent (1) officers and directors of the Corporation from buying, holding or selling shares in the Corporation, or from being partners, officers or directors of or otherwise financially interested in the Sponsor or the Manager or any company controlling the Sponsor or the Manager; (2) employment of legal counsel, registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner shareholder, officer or director who is, an officer or director of the Corporation, if only customary fees are charged for services to the Corporation; (3) sharing statistical and research expenses and office hire and expenses with any other investment company in which an officer or director of the Corporation is an officer or director or otherwise financially interested.
(b) Limitation Concerning Participating by Interested Persons in Investment Decisions.
In any case where an officer or director of the Corporation or of the Manager, or a member of an advisory committee or portfolio committee of the Corporation, is also an officer or a director of another corporation, and the purchase or sale of shares issued by that other corporation is under consideration, the officer or director or committee member concerned will abstain from participating in any decision made on behalf of the Corporation to purchase or sell any securities issued by such other corporation.
(c) Limitation on Dealing in Securities of this Corporation by certain Officers, Directors,
Sponsor or Manager. Neither the Sponsor nor Manager, nor any officer or director of this
Corporation or of the Sponsor or Manager shall take long or short positions in securities issued by this Corporation, provided, however, that:
(1) The Sponsor may purchase from this Corporation shares issued by this
Corporation if the orders to purchase from this Corporation are entered with this
Corporation by the Sponsor upon receipt by the Sponsor of purchase orders for shares of this Corporation and such purchases are not in excess of purchase orders received by the
Sponsor.
(2) The Sponsor may in the capacity of agent for this Corporation buy securities issued by this Corporation offered for sale by other persons.
(3) Any officer or director of this Corporation or of the Sponsor or Manager or any
Company controlling the Sponsor or Manager may at any time, or from time to time, purchase from this Corporation or from the Sponsor shares issued by this Corporation at a price not lower than the net asset value of the shares, no such purchase to be in contravention of any applicable state or federal requirement.
(d) Securities and Cash of this Corporation to be held by Custodian subject to certain
Terms and Conditions.
(1) All securities and cash owned by this Corporation shall as hereinafter provided, be held by or deposited with a bank or trust company having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (which bank or trust company is hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act.

(2) This Corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of this Corporation held by the Custodian. Said contract and all amendments thereto shall be approved by the board of directors of this Corporation.
(3) This Corporation shall upon the resignation or inability to serve of its Custodian or upon change of the Custodian:
(aa) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;
(bb) require that the cash and securities owned by this Corporation be delivered directly to the successor Custodian; and
(cc) In the event that no successor Custodian can be found, submit to the stockholders, before permitting delivery of the cash and securities owned by this
Corporation otherwise than to a successor Custodian, the question whether or not this Corporation shall be liquidated or shall function without a Custodian.
(e) Amendment of Investment Advisory Contract. Any investment advisory contract entered into by this Corporation shall not be subject to amendment except by (1) affirmative vote at a shareholders meeting, of the holders of a majority of the outstanding stock of this
Corporation, or (2) a majority of such Directors who are not interested persons (as the term is defined in the Investment Company Act of 1940) of the Parties to such agreements, cast in person at a board meeting called for the purpose of voting on such amendment.
(f) Reports relating to Certain Dividends. Dividends paid from net profits from the sale of securities shall be clearly revealed by this Corporation to its shareholders and the basis of calculation shall be set forth.
(g) Maximum Sales Commission. The Corporation shall, in any distribution contract with respect to its shares of common stock entered into by it, provide that the maximum sales commission to be charged upon any sales of such shares shall not be more than nine per cent
(9%) of the offering price to the public of such shares. As used herein, "offering price to the public" shall mean net asset value per share plus the commission charged adjusted to the nearest cent.

ARTICLE 10
Purchases and Redemption of Shares:
Suspension of Sales

10.01 Purchase by Agreement. The Corporation may purchase its shares by agreement with the owner at a price not exceeding the net asset value next computed following the time when the purchase or contract to purchase is made.

10.02 Redemption. The Corporation shall redeem such shares as are offered by any stockholder for redemption upon the presentation of a written request therefor, duly executed by the record owner, to the office or agency designated by the Corporation. If the shareholder has received stock certificates, the request must be accompanied by the certificates, duly endorsed for transfer, in acceptable form; and the Corporation will pay therefor the net asset value of the shares next effective following the time at which the request, in acceptable form, is so presented. Payment for said shares shall ordinarily be made by the Corporation to the stockholder within seven days after the date on which the shares are presented.

10.03 Suspension of Redemption. The obligations set out in Section 10.02 may be suspended
(i) for any period during which the New York Stock Exchange, Inc. is closed other than customary week-end and holiday closings, or during which trading on the New York Stock Exchange, Inc. is restricted, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto; (ii) for any period during which an emergency, as determined by the rules and regulations of the Securities and Exchange Commission or any successor thereto, exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for the Corporation to fairly determine the value of its net assets;
or (iii) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation. Payment of the redemption or purchase price may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation may select.

10.04 Suspension of Sales. The Corporation reserves the right to suspend sales of its shares if, in the judgment of the majority of the board of directors or a majority of the executive committee of its
Board, if such committee exists, it is in the best interest of the Corporation to do so, such suspension to continue for such period as may be determined by such majority.

10.05 Sales only to Eligible Purchasers. Only Eligible Purchasers may purchase shares directly from the Corporation. Eligible purchasers are limited to (a) separate accounts of Principal
Mutual Life Insurance Company or of other insurance companies; (b) Principal Mutual Life Insurance
Company or any subsidiary or affiliate thereof; (c) trustees or other managers of any qualified profit sharing, incentive or bonus plan established by Principal Mutual Life Insurance Company or any
subsidiary or affiliate thereof for the employees of such company, subsidiary or affiliate.

ARTICLE 11
Fractional Shares

11.01 The board of directors may authorize the issue from time to time of shares of the capital stock of the Corporation in fractional denominations, provided that the transactions in which and the terms upon which shares in fractional denominations may be issued may from time to time be determined and limited by or under authority of the board of directors.

ARTICLE 12
Indemnification

12.01 (a) Every person who is or was a director, officer or employee of this Corporation or of any other corporation which he served at the request of this Corporation and in which this Corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this Corporation against all liability and reasonable expenses incurred by him in connection with or resulting from a claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of this
Corporation or such other corporation, provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation in the case of conduct in the director's official capacity with the Corporation and in all other cases, that the conduct was at least not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.
(b) For purposes of the preceding subsection: (1) "liability and reasonable expenses"
shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that the director did not meet the standard of conduct set forth in subsection (a)(2), supra.
(c) Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the Corporation: (1) no indemnification shall be made in respect of claim,

issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Maryland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.
(d) The right of indemnification shall extend to any person otherwise entitled to it under this bylaw whether or not that person continues to be a director, officer or employee of this Corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this bylaw with respect to some matters in a claim, action suit, or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. Advances against liability and expenses may be made by the Corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted.
(e) This bylaw shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled to by contract, vote of the stockholders or as a matter of law.
If any clause, provision or application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this bylaw shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
(f) Nothing contained in this bylaw shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE 13
Amendments

13.01 These bylaws may be amended or added to, altered or repealed at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, provided notice of the general purport of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting, or, at any meeting of the board of directors by vote of a majority of the directors then in office, except that the board of directors may not amend Article 5 to permit removal by said board without cause of any director elected by the stockholders.